EXHIBIT 32
WALTER INVESTMENT MANAGEMENT CORP. AND SUBSIDIARIES
CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002
Mark J. O’Brien, Chief Executive Officer, and Kimberly A. Perez, Chief Financial Officer, of Walter Investment Management Corp. (the “Company”), certify to each such officer’s knowledge, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350 that:
1.	The Annual Report on Form 10-K of the Company for the year ended December 31, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 8, 2011	By:	/s/ Mark J. O’Brien Mark J. O’Brien
Chief Executive Officer

Date: March 8, 2011	By:	/s/ Kimberly A. Perez Kimberly A. Perez
Vice President and
Chief Financial Officer